EXHIBIT 1.1


                          RANSON UNIT INVESTMENT TRUSTS
                                   SERIES 108

                                 TRUST AGREEMENT


     This Trust Agreement dated as of April 11, 2001 between Ranson & Associates, Inc., as Depositor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Equity Trusts Sponsored by Ranson & Associates, Inc., Effective January 7, 1997" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument.

                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

       (1) The equity securities listed in the Schedule hereto have been deposited in trust under this Trust Agreement as indicated in each Trust named on the attached Schedule.

       (2) For the purposes of the definition of the term "Unit" in Article I, it is hereby specified that the fractional undivided interest in and ownership of a Trust is the amount described in the final Prospectus of the Trust (the "Prospectus") contained in Amendment No. 1 to the Trust's Registration Statement (Registration No. 333-57750) as filed with the Securities and Exchange Commission on April 11, 2001. The fractional undivided interest may (a) increase by the number of any additional Units issued pursuant to Section 2.03, (b) increase or decrease in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decrease by the number of Units redeemed pursuant to Section 5.02.

       (3) The terms "Income Account Record Date" and "Capital Account Record Date" shall mean the dates set forth under "Essential Information-Record and Computation Dates" in the Prospectus.


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       (4)  The terms "Income Account Distribution Date" and "Capital Account
     Distribution Date" shall mean the dates set forth under "Essential Information-Distribution Dates" in the Prospectus.

       (5) The term "Initial Date of Deposit" shall mean the date of this Trust Agreement as set forth above.

       (6) The number of Units of a Trust referred to in Section 2.03 is as set forth under "Essential Information-Number of Units" in the Prospectus.

       (7) For the purposes of Section 6.01(g), the liquidation amount is the amount set forth under "Essential Information-Minimum Value of Trust under which Trust Agreement may be Terminated" in the Prospectus.

       (8) Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the requisite amount of Units needed to be tendered to exercise an in kind distribution shall be that amount set forth in the Prospectus.

       (9)  Section 1.01(21) is hereby stricken and replaced by the following:
     "Percentage Ratio" shall mean, for each Trust which will issue additional Units pursuant to Section 2.03 hereof, the actual number of shares of each Equity Security as a percent of all shares of Equity Securities necessary to cause the Trust portfolio to replicate, to the extent practicable, the Standard & Poor's LargeCap 100 Index immediately prior to any subsequent deposit of Securities as determined by computer program output operated independent of the Depositor which tracks such index."

       (10) Section 2.01(b) is hereby amended by adding the following immediately after the first sentence of the second paragraph of such Section the following: "Such additional Securities may be deposited or purchased in round lots; if the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Securities in the Trust most under-represented in the Trust's portfolio in comparison to their percentage weighting in the Standard & Poor's LargeCap 100 Index as determined by computer program output operated independent of the Depositor which tracks such index."

       (11) The first sentence of Section 2.01(e) is hereby stricken and replaced with the following:
           "If Securities in the Trust are sold pursuant to Sections 3.07 or
          8.02 hereof or if there are excess proceeds remaining after meeting redemption requests pursuant to Section 5.02, and the net proceeds of any such sale are not otherwise reinvested as provided in such Sections, the net proceeds of any such sale may be reinvested, if in the opinion of the Depositor it is in the best interests of the Unitholders to do so, in short term U.S. Treasury obligations maturing on or prior to the next succeeding Capital Distribution Date or, if earlier, December 31 of the year of purchase (the "Reinvestment Securities")."

       (12) Section 3.07(a) is hereby amended by adding the following subsections immediately after Section 3.07(a)(ix):


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               (x)  "that the Security has been removed from the Standard &
          Poor's LargeCap 100 Index; or

               (xi) that computer program output operated independent of the Depositor which tracks the Standard & Poor's LargeCap 100 Index indicates that the Security is over-represented in the Trust's portfolio in comparison to such Security's percentage weighting in such index."

       (13) Section 3.07 is hereby amended by changing the current subsection
     (c) to subsection (d) and adding the following as a new subsection (c):

               (c) "In the event a Security is sold pursuant to Section 3.07(a)(x), the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any security which replaces such Security as a component of the Standard & Poor's LargeCap 100 Index or, if no security so replaces such Security, into any other Securities which are under-represented in the Trust's portfolio in comparison to their percentage weighting in the Standard & Poor's LargeCap 100 Index as determined by computer program output operated independent of the Depositor which tracks such index. In the event a Security is sold pursuant to Section 3.07(a)(xi), the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any other Securities which are under-represented in the Trust's portfolio in comparison to their percentage weighting in the Standard & Poor's LargeCap 100 Index as determined by computer program output operated independent of the Depositor which tracks such index. Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to, specifically consider the ability of the Trust to reinvest such proceeds into round lots of a Security."

       (14) The second paragraph of Section 3.10 is hereby stricken and replaced with the following:

               "In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee; provided, however, if such securities are components of the Standard & Poor's LargeCap 100 Index, the Depositor may advise the Trustee to keep such securities. The cash received in such exchange and cash proceeds of any such sales shall, in the following priority, be (1) reinvested, to the extent practicable, into any Securities which are under-represented in the Trust's portfolio in comparison to their percentage weighting in the Standard & Poor's LargeCap 100 Index as determined by computer program output operated independent of the Depositor which tracks such index or (2) distributed to Unitholders on the next Distribution Date in the manner set forth in Section 3.04(b) regarding distributions from the Capital Account. Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to, specifically consider the ability of the


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          Trust to reinvest such proceeds into round lots of a Security.  Except as provided in Article VIII, the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such rejection or sale."

       (15) Section 5.02 is hereby amended by adding the following immediately after the last sentence of the second paragraph of such Section:

               "If Securities in the Trust are sold for the payment of the Redemption Value and there are excess proceeds remaining after meeting redemption requests, the Depositor may, but is not obligated to, instruct the Trustee to reinvest such excess proceeds into any Securities which are under-represented in the Trust's portfolio in comparison to their percentage weighting in the Standard & Poor's LargeCap 100 Index as determined by computer program output operated independent of the Depositor which tracks such index."

       (16) Notwithstanding anything to the contrary herein, if at any time the Standard & Poor's LargeCap 100 Index shall no longer be compiled, maintained or made available, the Depositor may (a) direct that the Trust created hereby continue to be operated hereunder utilizing the components of the Standard & Poor's LargeCap 100 Index, and the percentage weightings of such components, as existed on the last date on which the Standard & Poor's LargeCap 100 Index components and weightings were available to the Trust or (b) direct the Trustee to terminate this Indenture and the Trust created hereby and liquidate the Trust in such manner as the Depositor shall direct.

       (17) The following Section 3.16 is hereby added to the Standard Terms and Conditions of Trust immediately following Section 3.15:

          "Section 3.16. Creation and Development Fee. If the Prospectus related to the Trust specifies a creation and development fee, the Trustee shall, on or immediately after the fifteenth day of each month, withdraw from the Capital Account, an amount equal to the accrued and unpaid creation and development fee as of such date and credit such amount to a special non-Trust account designated by the Depositor out of which the creation and development fee will be distributed to the Depositor (the "Creation and Development Account"). The creation and development fee will accrue on a daily basis at the annual rate set forth in the Prospectus for the Trust. If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Creation and Development Account. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the creation and development fee (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Creation and Development Account. If the Trust is terminated pursuant to Section 8.02, the Depositor agrees to reimburse Unitholders for any amounts of the Creation and Development


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          Fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unitholders. Notwithstanding the foregoing, the Depositor shall not receive any amount of Creation and Development Fee which, when added to any other sales charge imposed, exceeds the maximum amount per Unit stated in the Prospectus. The Depositor shall notify the Trustee, not later than ten business days prior to the date on which it anticipates that the maximum amount of Creation and Development Fee it may receive has been accrued and shall also notify the Trustee as of the date when the maximum amount of Creation and Development Fee has been accrued. The Trustee shall have no responsibility or liability for damages or loss resulting from any error in the information in the preceding sentence. The Depositor agrees to reimburse the Trust and any Unitholder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules."












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    IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.

                                     RANSON & ASSOCIATES, INC.,
                                       Depositor


                                     By     /s/  ROBIN K. PINKERTON
                                          ---------------------------
                                                  President



                                     THE BANK OF NEW YORK,
                                       Trustee


                                     By     /s/  JEFFREY BIESELIN
                                          ---------------------------
                                                Vice President













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                                   SCHEDULE A

                         SECURITIES INITIALLY DEPOSITED
                          RANSON UNIT INVESTMENT TRUSTS
                                   SERIES 108


     (Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)